Exhibit 99.2

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the quarterly and nine month periods ended June 26, 2015

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our Condensed Combined Financial Statements and the accompanying notes. The following discussion may contain forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in these forward-looking statements as a result of many factors, including but not limited to those under the heading “Forward-Looking Information.”

Our Condensed Combined Financial Statements have been prepared in United States (“U.S.”) dollars, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Unless otherwise indicated, reference to “we”, “us,” and “our” refer to Broadband Network Solutions (“BNS”) and its combined operations.

The following discussion includes organic net sales growth which is a non-GAAP financial measure. We believe this non-GAAP financial measure, together with the most comparable GAAP financial measure, provides useful information because it reflects a financial measure that management uses in evaluating the underlying results of our operations. See “Non-GAAP Financial Measure” for more information about this non-GAAP financial measure, including our reasons for including the measure and material limitations with respect to the usefulness of the measure.

Planned Divestiture

On January 27, 2015, TE Connectivity Ltd. (“Parent”) entered into a definitive agreement to sell the BNS business for $3.0 billion in cash, subject to a final working capital adjustment. The transaction is expected to close during calendar 2015 pending customary closing conditions and regulatory approvals.

Results of Operations

Net sales, operating income, and operating margin were as follow:

	For the Quarters Ended		For the Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
	($ in thousands)
Net sales	$470,954	$503,985	$1,312,927	$1,435,589
Operating income	$52,374	$53,227	$126,299	$122,968
Operating margin	11.1%	10.6%	9.6%	8.6%

The following table sets forth net sales by primary industry end market:

	For the Quarters Ended		For the Nine Months Ended
	June 26, 2015	June 27, 2014	June 26, 2015	June 27, 2014
Telecom Networks	68%	69%	67%	68%
Enterprise Networks	32	31	33	32

Total	100%	100%	100%	100%

The following table provides an analysis of the change in net sales by primary industry end market:

	Change in Net Sales for the Quarter Ended June 26, 2015 versus Net Sales for the Quarter Ended June 27, 2014					Change in Net Sales for the Nine Months Ended June 26, 2015 versus Net Sales for the Nine Months Ended June 27, 2014
	Organic		Translation	Total		Organic		Translation	Total
	($ in thousands)
Telecom Networks	$3,474	1.0%	$(29,451)	$(25,977)	(7.5)%	$(35,223)	(3.6)%	$(65,428)	$(100,651)	(10.3)%
Enterprise Networks	8,301	5.3	(15,355)	(7,054)	(4.5)	13,258	2.9	(35,269)	(22,011)	(4.8)

Total	$11,775	2.4%	$(44,806)	$(33,031)	(6.6)%	$(21,965)	(1.5)%	$(100,697)	$(122,662)	(8.5)%

Net Sales. Net sales decreased $33,031 thousand, or 6.6%, to $470,954 thousand in the third quarter of fiscal 2015 from $503,985 thousand in the third quarter of fiscal 2014. On an organic basis, net sales increased $11,775 thousand, or 2.4%, in the third quarter of fiscal 2015 from the third quarter of fiscal 2014. Foreign currency exchange rates negatively impacted net sales by $44,806 thousand in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014.

Net sales decreased $122,662 thousand, or 8.5%, to $1,312,927 thousand in the nine months of fiscal 2015 from $1,435,589 thousand in the first nine months of fiscal 2014. On an organic basis, net sales decreased $21,965 thousand, or 1.5%, in the first nine months of fiscal 2015 from the first nine months of fiscal 2014. Foreign currency exchange rates negatively impacted net sales by $100,697 thousand in the first nine months of fiscal 2015 as compared to the same period of fiscal 2014.

In the telecom networks end market, our organic net sales increased 1.0% in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014 as a result of growth in North America and the Asia-Pacific region partially offset by declines in the EMEA and South America regions. In the enterprise networks end market, our organic net sales increased 5.3% in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014 as a result of growth in the Asia–Pacific and EMEA regions.

In the telecom networks end market, our organic net sales decreased 3.6% in the first nine months of fiscal 2015 as compared to the same period of fiscal 2014 as a result of declines in the EMEA region and South America, partially offset by growth in North America. In the enterprise networks end market, our organic net sales increased 2.9% in the first nine months of fiscal 2015 as compared to the nine months of fiscal 2014 as continued growth in the Asia–Pacific region was partially offset by weakness in the EMEA region and North America.

Gross Margin. In the third quarter of fiscal 2015, gross margin was $176,099 thousand, reflecting a $4,398 thousand decrease from gross margin of $180,497 thousand in the third quarter of fiscal 2014. The decrease resulted primarily from price erosion and lower volume, partially offset by improved manufacturing productivity. Gross margin as a percentage of net sales increased to 37.4% in the third quarter of fiscal 2015 from 35.8% in the third quarter of fiscal 2014.

In the first nine months of fiscal 2015, gross margin was $474,479 thousand, reflecting a $48,933 thousand decrease from gross margin of $523,412 thousand in the first nine months of fiscal 2014. The decrease resulted primarily from price erosion and lower volume, partially offset by improved manufacturing productivity. Gross margin as a percentage of net sales decreased to 36.1% in the first nine months of fiscal 2015 from 36.5% in the same period of fiscal 2014.

Selling Expense. Selling expenses decreased $6,208 thousand to $54,302 thousand in the third quarter of fiscal 2015 from $60,510 thousand in the third quarter of fiscal 2014. Selling expenses decreased $23,172 thousand to $158,737 thousand in the first nine months of fiscal 2015 from $181,909 thousand in the first nine months of fiscal 2014. The decreases were due primarily to savings from restructuring actions and cost control measures. Selling expenses as a percentage of net sales decreased to 11.5% in the third quarter of fiscal 2015 from 12.0% in the same period of fiscal 2014. In the first nine months of fiscal 2015, selling expenses as a percentage of net sales decreased to 12.1% from 12.7% in the same period of fiscal 2014.

General and Administrative Expenses. General and administrative expenses increased $9,807 thousand to $47,690 thousand in the third quarter of fiscal 2015 from $37,883 thousand in the third quarter of fiscal 2014. General and administrative expenses increased $1,153 thousand to $117,482 thousand in the first nine months of fiscal 2015 from $116,329 thousand in the first nine months of fiscal 2014. The increases resulted primarily from higher corporate allocations and bad debt charges partially offset by cost control measures and savings attributable to restructuring actions. General and administrative expenses as a percentage of net sales increased to 10.1% in the third quarter of fiscal 2015 from 7.5% in the same period of fiscal 2014. In the first nine months of fiscal 2015, general and administrative expenses as a percentage of net sales increased to 8.9% from 8.1% in the same period of fiscal 2014.

Restructuring Charges, Net. In the third quarters of fiscal 2015 and 2014, we recorded net restructuring credits of $1,243 thousand and charges of $3,761 thousand, respectively. Net restructuring charges were $1,630 thousand and $26,452 thousand in the first nine months of fiscal 2015 and 2014, respectively. During fiscal 2014, we initiated a restructuring program associated with headcount reductions and manufacturing site closures; we did not initiate any restructuring programs during the first nine months of fiscal 2015. See Note 2 to the Condensed Combined Financial Statements for additional information regarding net restructuring charges.

Operating Income. Operating income decreased $853 thousand to $52,374 thousand in the third quarter of fiscal 2015 from $53,227 thousand in the third quarter of fiscal 2014, due primarily to lower volumes and higher corporate allocations, partially offset by lower levels of current period restructuring charges, savings from previously approved restructuring actions, and improved manufacturing productivity.

Operating income increased $3,331 thousand to $126,299 thousand in the first nine months of fiscal 2015 from $122,968 thousand in the same period of fiscal 2014, due primarily to lower levels of current period restructuring charges, savings from previously approved restructuring actions, and improved manufacturing productivity, partially offset by lower volumes and higher corporate allocations.

Income Taxes. We recorded an income tax benefit of $3,957 thousand and an income tax expense of $18,322 thousand for the quarters ended June 26, 2015 and June 27, 2014, respectively. For the nine months of fiscal 2015 and 2014, we recorded income tax expense of $14,406 thousand and $81,864, respectively. The income tax benefit (expense) for the quarter and nine months ended June 26, 2015 reflect a benefit related to a decrease in the valuation allowance for U.S. tax loss carryforwards and income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions. The income tax expense for the quarter and nine months ended June 27, 2014 reflect income tax charges related to an increase in the valuation allowance for U.S. tax loss carryforwards partially offset by income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions.

Liquidity and Capital Resources

The following table summarizes our cash flow from operating, investing, and financing activities, as reflected on the Condensed Combined Statements of Cash Flows:

	For the Nine Months Ended
	June 26, 2015	June 27, 2014
	(in thousands)
Net cash provided by operating activities	$129,047	$133,654
Net cash used in investing activities	(23,730)	(29,454)
Net cash used in financing activities	(107,775)	(107,634)
Effect of currency translation on cash	(1,440)	(368)

Net decrease in cash and cash equivalents	$(3,898)	$(3,802)

Our ability to fund our future capital needs will be affected by our ability to continue to generate cash from operations and may be affected by TE Connectivity Ltd.’s ability to access the capital markets, money markets, or other sources of funding, as well as the capacity and terms of our financing arrangements. Except for repayment of our 3.50% convertible subordinated notes due in July 2015, for which Parent has provided funds necessary for repayment, we believe that cash generated from operations will be sufficient to meet our anticipated capital needs for the foreseeable future.

Cash Flows from Operating Activities. In the first nine months of fiscal 2015, net cash provided by operating activities decreased $4,607 thousand to $129,047 thousand from $133,654 thousand in the first nine months of fiscal 2014. The decrease resulted from higher restructuring cash spending partially offset by lower accounts receivable and inventories balances.

Cash Flows from Investing Activities. Capital spending decreased $7,645 thousand in the first nine months of fiscal 2015 to $23,370 thousand as compared to $31,015 thousand in the same period of fiscal 2014. We believe our capital funding levels are adequate to support new programs, and we continue to invest in our manufacturing infrastructure to further enhance productivity and manufacturing capabilities.

Cash Flows from Financing Activities and Capitalization. Total debt at June 26, 2015 and September 26, 2014 was $89,304 thousand and $89,586 thousand, respectively.

On July 15, 2015, we fully repaid our 3.50% convertible subordinated notes due in July 2015 for a payment of $90,701 thousand, which included principal of $89,141 thousand and accrued interest of $1,560 thousand. Parent provided the funds for repayment via an increase in Parent company investment.

The BNS business remitted $107,598 thousand and $107,470 thousand to Parent during the nine months ended June 26, 2015 and June 27, 2014, respectively, which are reflected as financing outflows.

Commitments and Contingencies

In the ordinary course of business, we are subject to various legal proceedings and claims, including patent infringement claims, product liability matters, employment disputes, disputes on agreements, other commercial disputes, environmental matters, antitrust claims, and tax matters, including non-income tax matters such as value added tax, sales and use tax, real estate tax, and transfer tax. Although it is not feasible to predict the outcome of these proceedings, based upon our experience, current information, and applicable law, we expect that the outcome of these proceedings, either individually or in the aggregate, will not have a material effect on our results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

In the normal course of business, we are primarily liable for contract completion, including property lease and purchase commitments, and product performance. In the opinion of management, such obligations will not materially affect our results of operations, financial position, or cash flows.

Non-GAAP Financial Measure

Organic net sales growth is a non-GAAP financial measure. The difference between reported net sales growth (the most comparable GAAP measure) and organic net sales growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions, and divestitures. Organic net sales growth is a useful measure of the underlying results and trends in our business. It excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

We believe organic net sales growth provides useful information because it reflects the underlying growth from the ongoing activities of our business. Furthermore, it provides a view of our operations from management’s perspective. We use organic net sales growth to monitor and evaluate performance, as it is an important measure of the underlying results of our operations. Management uses organic net sales growth together with GAAP measures such as net sales growth and operating income in its decision making processes related to the operations of our reporting segments and our overall company. The discussion and analysis of organic net sales growth in “Results of Operations” above utilizes organic net sales growth as management does internally. Because organic net sales growth calculations may vary among other companies, organic net sales growth amounts presented above may not be comparable with similarly titled measures of other companies. Organic net sales growth is a non-GAAP financial measure that is not meant to be considered in isolation or as a substitute for GAAP measures. The primary limitation of this measure is that it excludes items that have an impact on our net sales. This limitation is best addressed by evaluating organic net sales growth in combination with our GAAP net sales. The tables presented in “Results of Operations” above provide reconciliations of organic net sales growth to net sales growth calculated under GAAP.

Forward-Looking Information

Certain statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are “forward-looking statements”. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, acquisitions, divestitures, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should,” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties, and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we issue this report.